Exhibit 99.1
ALTISOURCE ASSET MANAGEMENT CORPORATION REPURCHASES PREFERRED SHARES IN GLOBAL SETTLEMENT WITH LUXOR CAPITAL
CHRISTIANSTED, U.S. Virgin Islands—(BUSINESS WIRE)--January 16, 2024-- Altisource Asset Management Corporation (“AAMC” or the “Company”) (NYSE American: AAMC) announces that it has settled litigation with Luxor Capital Group, LP and related entities (collectively “Luxor”) in respect of the Company’s Series A Convertible Preferred Stock (the “Preferred Shares”), as well as separate litigation with former AAMC director Nathanel Redleaf.
Settlement Highlights
•Luxor surrenders all 144,212 of its Preferred Shares, thereby extinguishing all rights under the related Securities Purchase Agreement and Certificate of Designations.
•The Company provides the following consideration to Luxor:
◦A $1,000,000 cash payment now, plus
◦Three Promissory Notes in the following amounts and durations:
▪$2,000,000 due in three years;
▪$3,000,000 due in five years; and
▪$6,000,000 due in eight years
Each Note bears annual interest at either 7.5% on a cash basis or 10% paid-in-kind (“PIK”) basis, at the election of AAMC. The Company shall refrain from making common stock repurchases or issuing dividends at any time the PIK option is in effect and is subject to certain other covenants.
◦AAMC shall also pay Luxor 50% of any proceeds received in respect of the Company’s damage claims in litigation brought by Erbey Holding Corporation pending in USVI Superior Court with case number SX-2018-CV-146, up to a cumulative payout cap of $50,000,000.
•The Parties agree to dismissals of their litigation with prejudice and exchange mutual releases of all claims with no admission by any Party of liability, violation of law or wrongdoing.
As a result of the settlement, which has the effect of increasing the Company’s Stockholders’ Equity to an amount exceeding $6,000,000, the New York Stock Exchange informed the Company that its November 30, 2023 notice of intent to delist the Company’s common stock would be rescinded.
“We are pleased to announce AAMC’s global resolution of these matters relating to Luxor” said William Erbey, Chairman and CEO of AAMC. “This represents a positive start to 2024 as we continue to focus and work hard on initiatives to enhance shareholder value going forward.”
About AAMC
AAMC is a private credit provider that originates alternative assets to provide liquidity and capital to under-served markets. Additional information is available at www.altisourceamc.com.
Forward-looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections, anticipations, and assumptions with respect to, among other things, the potential results of the damage claims in the litigation brought by Erbey Holding Corporation pending in USVI Superior Court with case number SX-2018-CV- These statements may be identified by words such as “anticipate,” “intend,” “expect,” “may,” “could,” “should,” “would,” “plan,” “estimate,” “target,” “seek,” “believe,” and other expressions or words of similar meaning. We caution that forward-looking statements are qualified by the existence of certain risks and uncertainties that could cause actual results and events to differ materially from what is contemplated by the forward-looking statements. Factors that could cause our actual results to differ materially from these forward-looking statements may include, without limitation, our ability to develop our businesses, and to make them successful or sustain the performance of any such businesses; and other risks and uncertainties detailed in the “Risk Factors” and other sections described from time to time in the Company’s current and future filings with the Securities and Exchange Commission. The foregoing list of factors should not be construed as exhaustive.

Exhibit 99.1
The statements made in this press release are current as of the date of this press release only. The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, whether as a result of new information, future events or otherwise.
Contacts
Charles Frischer
T: +1-813-474-9047
E: charles.frischer@altisourceamc.com